SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
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                   Exchange Act of 1934 (Amendment No. ___)
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      Rule 14a-6(e)(2))
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                        STANDARD MICROSYSTEMS CORPORATION

               (Name of Registrant as Specified in Its Charter)

                        STANDARD MICROSYSTEMS CORPORATION

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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      Item 22(a)(2) of Schedule 14A.
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      14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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


                       STANDARD MICROSYSTEMS CORPORATION
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 22, 1996
                            ------------------------

To the Stockholders of
  STANDARD MICROSYSTEMS CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Standard Microsystems Corporation ("SMC" or the "Company") will be held on July 22, 1996, at 10:00 A.M., at The Radisson Hotel Islandia, 3635 Expressway Drive North, Hauppauge, New York for the following purposes:

        (1) Election of directors.

        (2) Adoption and approval of the 1996 Stock Option Plan.

        (3) Ratification of the selection of Arthur Andersen LLP as independent public accountants for SMC for the fiscal year ending February 28, 1997.

        (4) Transaction of such other business as may properly come before the meeting or any adjournment thereof.

    In accordance with the bylaws of SMC, the Board of Directors has fixed the close of business on June 7, 1996 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          HAROLD I. KAHEN

                                          Secretary

Dated: June 21, 1996

  AFTER READING THE FOLLOWING PROXY STATEMENT, PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       STANDARD MICROSYSTEMS CORPORATION
                                 80 ARKAY DRIVE
                           HAUPPAUGE, NEW YORK 11788
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                 ANNUAL MEETING OF STOCKHOLDERS, JULY 22, 1996

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Microsystems Corporation, a Delaware corporation ("SMC" or the "Company"), for use at the Annual Meeting of Stockholders of SMC to be held on July 22, 1996 and at any adjournment thereof. June 21, 1996 is the approximate date on which this statement and the accompanying proxy are first being mailed to stockholders.

                             ELECTION OF DIRECTORS

    At the annual meeting, two directors are to be elected for terms expiring in 1998 and two for terms expiring in 1999.

NOMINEES OF THE BOARD OF DIRECTORS

    It is the intention of the persons named in the proxy hereby solicited to vote for the election as directors of the four nominees of the Board who are named below, unless otherwise specified in the proxy. Should any nominee become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of any remaining nominee and for any substitute nominee as the Board may designate.

    Set forth below is certain information with respect to each nominee and each other person whose term of office as a director will continue after the Annual
Meeting:

                        OTHER POSITIONS WITH SMC, PRINCIPAL OCCUPATION, CERTAIN
                                                 OTHER                             DIRECTOR
    NAME                       DIRECTORSHIPS AND AGE AS OF JUNE 7, 1996              SINCE
- ----------------------  -------------------------------------------------------   -----------
NOMINEES TO SERVE UNTIL THE 1999 ANNUAL MEETING:

Evelyn Berezin........  Venture capital consultant; Director, DNA Plant              1993
                          Technology Corp.; 71

Peter F. Dicks........  Corporate Director; Directorships include, among          1992; also
                        others, The East German Investment Trust PLC, Second       1976-1991
                          Consolidated Trust PLC, DSI Data Systems
                          International Ltd PLC, London American Growth; 53

NOMINEES TO SERVE UNTIL THE 1998 ANNUAL MEETING:

James R. Berrett......  Retired corporate executive; until January 1996, Office       --
                        of the Chairman and Chief Operating Executive of NEC
                          Corporation, manufacturer of computers,
                          telecommunications products, and semiconductors; 56

Kathleen B. Earley....  Vice President, EasyCommerce Services, AT&T Corp.,            --
                          telecommunications services; 44

                        OTHER POSITIONS WITH SMC, PRINCIPAL OCCUPATION, CERTAIN
                                                 OTHER                             DIRECTOR
    NAME                       DIRECTORSHIPS AND AGE AS OF JUNE 7, 1996              SINCE
- ----------------------  -------------------------------------------------------   -----------
DIRECTOR CONTINUING TO SERVE UNTIL THE 1998 ANNUAL MEETING:

Ivan T. Frisch........  Provost, Polytechnic University; 58                          1992

DIRECTORS CONTINUING TO SERVE UNTIL THE 1997 ANNUAL MEETING:

Robert M. Brill.......  General Partner, Poly Ventures, L.P. and Poly Ventures       1994
                        II, L.P., venture capital investment in high
                          technology; Director, OPAL, Inc.; 49

Herman Fialkov........  General Partner, Poly Ventures, L.P., venture capital        1971
                          investment in high technology; Director, Laser
                          Recording Systems, Inc.; 74

Paul Richman..........  Chief Executive Officer and Chairman, SMC; Director,         1974
                          MOSAID Technologies, Inc.; President, The Consortium
                          for Technology Licensing, Ltd.; 53

    The principal occupation for the last five years of each nominee and director continuing in office is stated above, except that (1) until October 1991, Mr. Dicks was Executive Director of Manakin Holdings plc (in members' voluntary liquidation) (formerly Abingworth plc); (2) Dr. Frisch has been Provost only since 1992 but has served at Polytechnic University as Professor of Electrical Engineering and Computer Sciences during the entire period and as Director of the Center for Advanced Technology in Telecommunications until 1992;
(3) Mr. Richman became Chief Executive Officer in 1995; and (4) prior to January 1994, Ms. Earley was Director, Corporate Business Development, International Business Machines Corporation, having previously served that corporation in various information services positions.

COMMITTEES AND MEETINGS OF THE BOARD

    The SMC Board of Directors held seven meetings during the last fiscal year. The audit committee held four meetings, the compensation committee held two meetings, and the nominating committee held four meetings. The members of the audit committee are Evelyn Berezin, Robert M. Brill and Ivan T. Frisch; the members of the compensation committee are Peter F. Dicks, Herman Fialkov and Raymond Frankel; and the members of the nominating committee are Peter F. Dicks, Herman Fialkov and Ivan T. Frisch.

    The audit committee reviews the internal controls of SMC and the objectivity of its financial reporting. It meets with appropriate SMC financial personnel and the independent public accountants in connection with these reviews. It recommends to the Board the appointment of the firm of independent public accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year. The compensation committee makes recommendations to the Board with respect to the compensation of officers of SMC; members of the compensation committee also constitute the committees that administer SMC's stock option plans (other than the Director Stock Option Plan) and restricted stock bonus plan. The nominating committee recommends criteria and qualifications for nominations for director, identifies possible candidates, and recommends to the Board for nomination those whom the committee deems best qualified. The nominating committee will consider recommendations for director made by stockholders. Such recommendations should be in writing, mailed to the Secretary of SMC.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The management of SMC has been informed that, as of June 7, 1996, the persons and group identified in the table below, including all directors, nominees and executive officers, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the shares of SMC Common Stock reflected in such table. As of June 7, 1996, each director, nominee or executive officer of SMC disclaims beneficial ownership of securities of any subsidiary of SMC. Except as otherwise noted, the named beneficial owner claims sole investment and voting power as to the securities reflected in the table.

                                                                                     NUMBER OF
    BENEFICIAL OWNER                                                                 SHARES(1)
- ---------------------------------------------------------------------------------   ------------
Evelyn Berezin...................................................................       22,167(2)
James R. Berrett.................................................................           --
Robert M. Brill..................................................................       16,667(3)
Anthony M. D'Agostino............................................................       40,554(4)
Peter F. Dicks...................................................................       36,667(3)
Kathleen B. Earley...............................................................           --
Herman Fialkov...................................................................       72,670(3)
Raymond Frankel..................................................................       16,667(3)
Ivan T. Frisch...................................................................       19,167(5)
Gerald E. Gollub.................................................................       32,429(6)
Lance E. Murrah..................................................................        8,592(7)
Eric M. Nowling..................................................................        6,894(7)
Paul Richman.....................................................................      181,685(8)
Arthur Sidorsky..................................................................       50,371(9)
Victor F. Trizzino...............................................................      149,324(10)
All directors and executive officers as a group (11 persons).....................      472,101(11)

- ------------

 (1)  Shares held by each beneficial owner constitute less than 1% of the class, except for all directors and executive officers as a group (3.31%).
 (2)  Includes 500 shares owned jointly with husband and 21,667 shares covered by currently exercisable options.
 (3)  Includes 16,667 shares covered by currently exercisable options.
 (4)  Includes 20,644 shares covered by currently exercisable options.
 (5)  Includes 15,667 shares covered by currently exercisable options.
 (6)  Includes 24,542 shares covered by currently exercisable options. Mr. Gollub served as an SMC Executive Vice President through July 7, 1995.
 (7)  Includes 3,250 shares covered by currently exercisable options.
 (8)  Includes 82,322 shares covered by currently excercisable options.
 (9)  Includes 18,357 shares owned jointly with wife and 20,868 shares covered by currently exercisable options.
(10)  Includes 64,392 shares covered by currently exercisable options. Mr. Trizzino served as the Company's President and Chief Executive Officer through July 7, 1995.
(11)  Includes 234,336 shares covered by currently exercisable options.

EXECUTIVE COMPENSATION

    The following table sets forth all plan and non-plan compensation paid to the named executive officers for services rendered in all capacities to SMC and its subsidiaries during the three years ended February 29, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                ---------------------------
                                                                                 SHARES OF
                                   ANNUAL COMPENSATION(1)                          STOCK
                                ----------------------------    RESTRICTED       UNDERLYING
                                FISCAL    SALARY      BONUS       STOCK           OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR       ($)        ($)      AWARDS($)(2)     GRANTED(#)    COMPENSATION($)(3)
- -----------------------------   ------    -------    -------    ----------       ----------    ------------------
Paul Richman.................    1996     360,000    450,000      -0-              116,544            4,393
 Chairman and Chief              1995     386,500    386,500      -0-               22,245            4,711
 Executive Officer               1994     364,000    559,392      26,607            22,750            4,568
Victor F. Trizzino...........    1996     205,000      -0-        -0-               -0-               3,812
 President and Chief             1995     410,000    287,281      82,000            23,597            4,711
 Executive Officer(4)            1994     365,000    277,509      73,000            22,812            4,616
Arthur Sidorsky..............    1996     264,550    264,550      52,910            14,155            4,597
 Executive Vice President        1995     240,500    240,500      48,100            13,842            4,695
                                 1994     222,000     65,600      44,400            13,875            4,611
Anthony M. D'Agostino........    1996     200,000     25,000      24,995            28,293            4,682
 Senior Vice                     1995     155,000    108,606      31,000             8,921            4,677
 President--Finance              1994     141,000    107,200      28,200             8,812            4,541
 and Treasurer
Gerald E. Gollub.............    1996     200,000      -0-        -0-               -0-               3,306
 Executive Vice President(5)     1995     287,500      -0-        -0-               16,547            4,801
                                 1994     265,000    191,947      53,000            16,562            4,558
Lance E. Murrah..............    1996     150,000     45,000      30,000            10,000            4,242
 Senior Vice President
Eric M. Nowling..............    1996     123,000     17,500      24,603            10,000            3,444
 Vice President and
 Controller

- ------------

(1) Excludes perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of the total salary and bonus reported for the named person.

(2) Restricted stock awards vest on each of the second, third, and fourth anniversaries of the grant date, to the extent of one-third of the shares awarded. Each award was made in part payment of the executive officer's fiscal 1996, 1995, or 1994 bonus, following the end of such fiscal year. Holders of restricted stock awards are entitled to dividends to the same extent as owners of unrestricted shares. The numbers of shares granted to each executive officer as restricted stock awards are as follows:

                                                        1996     1995     1994
                                                        -----    -----    -----
Paul Richman.........................................    -0-      -0-     1,663
Victor F. Trizzino...................................    -0-     4,824    4,563
Arthur Sidorsky......................................   3,470    2,829    2,775
Anthony M. D'Agostino................................   1,639    1,824    1,763
Gerald E. Gollub.....................................    -0-      -0-     3,313
Lance E. Murrah......................................   1,548       --       --
Eric M. Nowling......................................   1,514       --       --

As of February 29, 1996, the market value of each executive officer's holdings of restricted stock was as follows: Paul Richman, $90,873; Victor F. Trizzino, $223,978; Arthur Sidorsky, $116,256; Anthony M. D'Agostino, $85,684; Gerald
E. Gollub, $109,160; Lance E. Murrah, $57,831; Eric M. Nowling, $40,732.

(3) Reflects SMC contributions under the Incentive Savings and Retirement Plan.

(4) Mr. Trizzino served as President and Chief Executive Officer of the Company through July 7, 1995.

(5) Mr. Gollub served as Executive Vice President of the Company through July 7, 1995.

    Pursuant to an employment agreement the other substantive terms of which have expired, Mr. Richman was entitled to receive specified percentages of certain SMC licensing revenues or revenues from sales of products manufactured and/or sold by SMC pursuant to any second-sourcing, technology transfer, or other agreement with an SMC licensee, in total amounts not exceeding $586,000 in fiscal 1994, $386,500 in fiscal 1995 or $450,000 in fiscal 1996. Such additional compensation is included in the Summary Compensation Table.

    Mr. Sidorsky was employed during the 1996 fiscal year pursuant to an employment agreement which expired February 29, 1996, that provided for salary as reflected in the Summary Compensation Table. Mr. Sidorsky and SMC entered into a new employment agreement as of March 1, 1996 pursuant to which Mr. Sidorsky will be employed as Executive Vice President until February 28, 1999. Mr. Sidorsky's initial salary is $296,300, subject to annual increase, in the discretion of the Board of Directors, after review and recommendation of the Compensation Committee. SMC may terminate Mr. Sidorsky's employment before the contract expiration date on notice accompanied by payment equal to one year's salary.

    Messrs. Trizzino and Gollub were employed during SMC's 1996 fiscal year until they resigned on July 7, 1995. Their respective salaries were at rates equal to $365,000 and $265,000 per annum. Each entered into a severance agreement with the Company. Mr. Trizzino agreed that for three years from such date he would not engage in a business competitive with SMC's. Mr. Gollub agreed that for such three years, or until his earlier employment, or engagement as a consultant or an independent contractor, by a business competitive with SMC, he would be available without additional compensation to consult with the Company. Pursuant to their respective severance agreements, Mr. Trizzino receives severance pay at a rate equal to $205,000 per annum and Mr. Gollub receives severance pay at a rate equal to $200,000 for the first year, $150,000 for the second year and $81,250 for the third year. The health, life and disability insurance benefits of both executives continue, and their stock option and restricted stock terms extend, so long as their compensation continues under their respective severance agreements.

    Mr. Richman and SMC entered into an employment agreement as of March 1, 1995, pursuant to which Mr. Richman will be employed as Chairman of the Board until February 29, 2000, unless, prior to such time, the Board of Directors declines to elect him to such position or Mr. Richman declines to serve in such position, in which case Mr. Richman will continue to render services as a consultant. Mr. Richman is required to devote 80% of his business time to rendering services to SMC, subject to the right of either party to reduce such percentage. Mr. Richman's salary is at a rate equal to $378,000, subject to annual increases based on changes in the Consumer Price Index and adjustment for changes in the percentage of his time required to be devoted to SMC. The agreement continues Mr. Richman's right to receive specified percentages of certain SMC licensing or sales revenues, described above (or that of his estate to receive lesser percentages for five years, if Mr. Richman dies while employed by or acting as consultant to SMC).

    For recent fiscal years, SMC has agreed to pay certain of its executives, including certain of the executive officers named in the preceding table, incentive compensation based on specified percentages of the consolidated net income of SMC (or a specified division of SMC) before income taxes, as defined. The amounts of this incentive compensation are included under the Bonus column in the Summary Compensation Table. For fiscal 1996, 1995 and 1994, part of such incentive compensation was paid in cash and is included under the Bonus column, and the balance was paid in the form of restricted stock awards under the 1991 Restricted Stock Bonus Plan, as set forth in note 2 to the table.

    Under SMC's Executive Retirement Plan, officers, including executive officers, whose employment terminates after 10 years of service or by reason of total and permanent disability (or the beneficiary of a deceased participant), are entitled to receive, for 10 years, in equal monthly installments, beginning at age 65 or such officer's later retirement date, an annual benefit equal to 35% of the participant's Base Annual Salary, as defined. Messrs. Trizzino and Gollub are entitled to receive annual benefits under the plan in the amounts of $129,558 and $93,625, respectively. As of March 1, 1996, the amount of such annual benefit that would be payable to each of the remaining executive officers named in the table on reaching age 65 is as follows: Paul Richman, $129,558; Arthur Sidorsky, $84,823; Anthony M. D'Agostino, $57,867; Lance E. Murrah, $46,667; Eric M. Nowling, $40,017.

    SMC has entered into severance pay agreements with certain officers, including Messrs. Sidorsky, D'Agostino and Murrah, which provide that, in the event of a change of control of SMC and the subsequent discharge or constructive discharge (other than for good cause) of such officer, he shall (i) receive severance pay equal to one year's base salary (18 months' in the case of Mr. Sidorsky), (ii) be paid cash for surrender of the officer's stock options and for shares granted under any restricted stock bonus plan, based on the market price of SMC stock, and (iii) continue to receive for 18 months following such discharge certain insurance benefits provided by SMC. If within six months after a change of control of SMC, the officer voluntarily terminates his employment (otherwise than by reason of constructive discharge), the severance pay is limited to six months' base salary, and the officer shall continue to receive such insurance benefits for six months.

    The following table sets forth information regarding individual grants of stock options to the named executive officers during the 1996 fiscal year. Options become exercisable in four equal annual installments commencing on the first anniversary of grant and may be exercised cumulatively at any time before expiration.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL
                                                                                                  REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL
                                       NUMBER OF       % OF SHARES                                 RATES OF STOCK
                                      SECURITIES       SUBJECT TO                                PRICE APPRECIATION
                                      UNDERLYING     OPTIONS GRANTED    EXERCISE                  FOR OPTION TERM
                                    OPTIONS GRANTED  TO EMPLOYEES IN      PRICE      EXPIRATION  ------------------
   EXECUTIVE OFFICER                 (# OF SHARES)     FISCAL YEAR    ($ PER SHARE)     DATE      5%($)    10%($)
- ----------------------------------- ---------------  ---------------  -------------  ----------  -------  ---------
Paul Richman.......................      16,544            2.0%           18.69          5/5/00   85,428    188,774
                                         28,289            3.4%           16.25         9/14/00  127,006    280,649
                                         71,711            8.7%           16.25         9/14/05  732,853  1,857,194
Victor F. Trizzino.................      21,934            2.7%           18.69          5/5/00  113,261    250,276
Arthur Sidorsky....................      14,155            1.7%           18.69          5/5/00   73,092    161,515
Anthony M. D'Agostino..............       8,293            1.0%           18.69          5/5/00   42,823     94,627
                                         20,000            2.4%           16.25         9/14/05  204,391    517,966
Gerald E. Gollub...................      15,383            1.9%           18.69          5/5/00   79,433    175,527
Lance E. Murrah....................       5,000            0.6%           16.25         9/14/05   51,098    129,492
                                          5,000            0.6%           16.50        12/31/05   51,884    131,484
Eric M. Nowling....................      10,000            1.2%           16.25         9/14/05  102,195    258,983

    The following table sets forth aggregate information concerning stock option exercises during fiscal 1996 by each of the named executive officers, together with the year-end value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                       OPTIONS                IN-THE-MONEY OPTIONS
                                                                AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
                             SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
    NAME                     ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Paul Richman...............      -0-               -0-          66,938         94,601         -0-           -0-
Victor F. Trizzino.........      -0-               -0-          47,306         51,037        292,500        -0-
Arthur Sidorsky............      -0-               -0-          10,399         31,473         -0-           -0-
Anthony M. D'Agostino......      -0-               -0-          14,137         39,389         73,125        -0-
Gerald E. Gollub...........       12,500           195,250      12,419         36,073         -0-           -0-
Lance E. Murrah............      -0-               -0-           2,000         14,750         -0-           -0-
Eric M. Nowling............      -0-               -0-           2,000         13,750          7,725         5,175

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board of

Directors with respect to compensation of the Company's officers, directors and certain other employees, as well as any bonuses for officers. Mr. Fialkov was last Vice Chairman of the Company in February 1985.

    The Committee has developed and implemented compensation programs which seek to enhance the profitability of SMC and improve stockholder value by closely aligning the financial interests of the Company's senior management team with those of its stockholders. A significant part of each executive's compensation depends on appreciation of the Company's Common Stock. Each executive's compensation is composed of two elements: (1) current compensation composed of basic salary and cash bonuses and (2) long-term compensation tied directly to stockholder value, composed of restricted stock awards and stock options.

    Base pay is designed to be competitive with salary levels at similar industrial companies for equivalent positions. From time to time, the Committee utilizes independent consultants and/or survey information to ensure that executive salaries are within a competitive range. Each executive is eligible to receive an annual incentive bonus. Certain bonuses earned for fiscal 1996 were based on performance in excess of a base operating income requirement. Others were based on recommendations of the Chief Executive Officer reflecting unusual events during the fiscal year.

    Long-term compensation is tied directly to stockholder return. Under the current program, executives have received stock options which vest over four years and restricted stock awards which vest over four years. The purposes of this program are (1) to motivate the Company's executives to enhance the Company's market capitalization and hence, the stockholders' return, and (2) to create an incentive for the executive to remain with the Company.

    Base salary and additional compensation for the Chief Executive Officer are fixed by his employment agreement, as described following the Summary Compensation Table.

    Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount of "applicable employee remuneration" deductible by SMC for "covered" employees for any taxable year. No policy has been adopted with respect to Section 162(m) of the Code for executive officers, since their "applicable employee remuneration" levels are not expected to exceed $1,000,000. It is the policy of the Committee, to the extent feasible, to keep compensation within the deductible limits.

                Peter F. Dicks  Herman Fialkov  Raymond Frankel

    The following line graph compares cumulative total stockholder return for SMC Common Stock, the Center for Research in Security Prices ("CRSP") Total Return Index for Nasdaq Stock Market (US Companies) and the CRSP Total Return Index for Nasdaq Computer Manufacturers Stocks, assuming an investment of $100 in each in February 1991 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.


                                    [GRAPH]


                                    02/28/91 02/28/92 02/26/93 02/28/94 02/28/95 02/28/96
                                    -------- -------- -------- -------- -------- --------
Standard Microsystems Corporation     100.0    169.8    348.8    355.8    493.0    295.3
Nasdaq Stock Market (US Companies)    100.0    142.7    151.9    179.8    182.3    255.9
Nasdaq Computer Manufacturers Stocks  100.0    126.8    134.2    142.4    146.2    254.2
SIC 3570-3579 US & Foreign


    Pursuant to SEC rules, the material under the caption Board Compensation Committee Report on Executive Compensation through and including the line graph and related explanatory material is not to be deemed either "soliciting material" or "filed" with the SEC. It is specifically excluded from any material incorporated by reference in SMC filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.

                              -------------------

    Directors who are not officers of SMC receive an annual retainer of $25,000, plus $1,200 per meeting attended; committee members receive an additional annual retainer of $3,500 per committee, plus $800 per committee meeting attended.

    Under SMC's 1990 Director Stock Option Plan, options to purchase an aggregate of 200,000 shares of SMC Common Stock were authorized for grant to directors who were not employees of SMC or any subsidiary ("Eligible Directors"). Pursuant to the plan, on October 11, 1989, each of the Eligible Directors was granted an immediately exercisable option to purchase 10,000 shares and a vesting option to purchase 15,000 shares. Any director who became an Eligible Director upon initial election after October 11, 1989, automatically was granted a vesting option to purchase 15,000 shares. Vesting options become exercisable to the extent of 5,000 shares on each of the first three anniversaries of the date of grant. The per share exercise price of each option equals the fair market value of a share of the Common Stock on the date of grant. In general, options are not transferable and expire the earlier of five years after grant or three years after the holder ceases to be a director. The 1990 Plan has been terminated, except with respect to outstanding options.

    Under SMC's 1994 Director Stock Option Plan, options to purchase an aggregate of 250,000 shares of SMC Common Stock were authorized for grant to Eligible Directors. Pursuant to the plan, on July 7, 1994, each of the Eligible Directors who last received an option to purchase SMC Common Stock pursuant to an SMC stock option plan prior to the 1992 annual meeting of stockholders was granted a vesting option to purchase 25,000 shares and each of the Eligible Directors who last received an option to purchase SMC Common Stock pursuant to an SMC stock option plan immediately following any of the 1992, 1993 or 1994 annual meetings of stockholders was granted a vesting option to purchase 10,000 shares. Any director who becomes an Eligible Director upon initial election after July 7, 1994 automatically is granted a vesting option to purchase 25,000 shares. Vesting options become exercisable to the extent of one-third of the number of shares granted on each of the first three anniversaries of the date of grant. Commencing with the 1997 annual meeting of stockholders, each Eligible Director automatically will be granted an immediately exercisable option to purchase 8,333 shares following each annual meeting of stockholders, provided that such Eligible Director shall have been an Eligible Director for the three prior annual meetings. The per share exercise price of each option equals the fair market value of a share of the Common Stock on the date of grant. In general, options are not transferable and expire the earlier of five years after grant or three years after the holder ceases to be a director.

    SMC's Retirement Plan for Directors provides for the payment to each retired director, for a maximum of 10 years after retirement, of an amount equal to the director's retainer in effect at his or her retirement, for service on the Board and each Board committee of which he or she was then a member. Payments for a shorter period are made to the spouse of a director who dies while in service or within 10 years after his or her retirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Herman Fialkov, who was one of the founders of SMC, has been engaged by SMC as a consultant through June 30, 1997, at a fee equivalent to $57,500 per annum. In the event of Mr. Fialkov's death while so engaged, his compensation is to be continued for six months following the month in which death occurred. The agreement requires Mr. Fialkov to keep information received from SMC confidential, so long as such information is not otherwise publicly disclosed, and prohibits him, except with SMC's consent, from serving any competitor of SMC engaged in the design or manufacture of semiconductor devices. Mr. Fialkov's duties are to be performed at times and places convenient to him, and he is not required to devote more than twelve hours in any week nor more than five days in any calendar month to his consulting activities. The agreement provides that, if he is called upon to perform services beyond the scope of ordinary consulting duties, he shall be compensated for such services on a basis to be agreed between him and SMC. It is contemplated that Mr. Fialkov will continue to serve in his present capacity as a Director and will be compensated for such services on the same basis as is applicable to other directors.

                             1996 STOCK OPTION PLAN
                         FOR OFFICERS AND KEY EMPLOYEES

    The Board of Directors has adopted the 1996 Stock Option Plan (the "Plan"), subject to stockholder approval. The Board of Directors believes that the Plan is desirable to attract and retain executives and other key employees of outstanding ability.

    The Plan is set forth as Exhibit A to this proxy statement, and the following description is qualified in its entirety by this reference thereto.

    Under the Plan, options to purchase an aggregate of not more than 1,000,000 shares of Common Stock may be granted from time to time to salaried employees of SMC or of any subsidiary of SMC, including executive officers and directors who are so employed immediately prior to the grant of the option. The number of shares subject to options granted to a single employee during any fiscal year may not exceed 50,000. Approximately 500 persons, including 5 executive officers, are expected to be eligible to participate in the Plan.

    The Plan is to be administered by the 1996 Stock Option Plan Committee. Such Committee may in general exercise all of the powers of the Board in relation to the Plan. The Committee is generally empowered to interpret the Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option granted.

    The per share exercise price of each option is established by the Committee and in each instance will not be less than the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO (as hereinafter defined) if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of SMC or any of its subsidiaries). Upon exercise of an option, the optionee may pay the purchase price with securities of SMC previously acquired by him or her unless the Committee shall otherwise determine.

    Options will be exercisable for a term determined by the Committee, which term will not be greater than 10 years from the date of grant. Unless otherwise provided in an option agreement, generally, an option will have a ten-year term and become fully exercisable four years after the date of grant. Prior thereto, each option will become exercisable as to one-quarter of the number of shares covered thereby cumulatively upon each anniversary of the date of the grant. Except in the event of certain terminations of employment or death or permanent and total disability, no option may be exercised unless the holder is then an employee of SMC or a subsidiary. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or his or her guardian or legal representative.

    Options granted pursuant to the Plan may be designated as incentive stock options ("ISOs"), with the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986 (the "Code"). Accordingly, the Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of SMC and any subsidiary) may not exceed $100,000.

    Shares subject to option may be either authorized but unissued shares or issued shares reacquired by SMC. The number of shares subject to each option and the exercise price of options are subject to adjustment as the Board considers appropriate in the event of changes in the outstanding Common

Stock by reason of stock dividends, recapitalizations, mergers, and similar events. In the event of certain basic changes in SMC, including a change in control of SMC, in the discretion of the Board, each option shall become fully exercisable, regardless of whether any installment is then exercisable.

    The Board of Directors may suspend, terminate, modify or amend the Plan, provided, however, that (except for adjustments by reason of stock dividends, recapitalizations, mergers, and similar events) any increase in the aggregate number of shares issuable upon the exercise of options, any reduction in the purchase price of the Common Stock covered by any option, any extension of the period during which options may be granted, any increase in the maximum term of options, and any material modification in the requirements as to eligibility for participation in the Plan shall be subject to the approval of stockholders. No suspension, termination, modification or amendment of the Plan may, without the consent of the optionee, adversely affect the optionee's rights under an option theretofore granted.

    No option may be granted under the Plan after April 22, 2006.

    On June 18, 1996, the closing sale price reported on the Nasdaq National Market for SMC Common Stock was $16.00 per share.

TAX CONSEQUENCES

    SMC has been advised as follows regarding the federal income tax consequences with respect to the grant and exercise of stock options and the payment in stock of the exercise price of options under the Plan.

    Optionees will not be taxed upon the grant of an option. At the time of exercise of an option other than an ISO, the optionee generally will realize ordinary income equal to the excess of the fair market value of the shares over the option price, SMC will be entitled to a deduction in the same amount (provided applicable withholding requirements are met), and the shares so acquired will have a basis to the optionee equal to their fair market value. Upon the sale of a share so acquired, any gain or loss will result in a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share is a capital asset in the hands of the holder.

    At the time of exercise of an ISO, the optionee will realize no income, and SMC will not be entitled to any deduction. However, the optionee generally will have an item of adjustment, for purposes of calculating alternative minimum taxable income, equal to the excess of the fair market value of the shares at such time over the option price. Upon the sale of a share acquired pursuant to the exercise of an ISO, any gain or loss will result in a capital gain or capital loss (measured by the difference between the amount realized on such sale and the exercise price), provided the share sold is a capital asset in the hands of the holder. However, if at the time of sale or other disposition of such share, the optionee has held the share for less than one year, or less than two years have elapsed since the grant of the ISO (a "Premature Disposition"), a portion (or all) of any gain will be taxed at ordinary income rates at the time of the disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount realized upon disposition) over the option price, and SMC will be entitled to a deduction in the same amount.

    If an optionee uses previously acquired shares of Common Stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of Common Stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. If a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, if an ISO is being exercised, such excess shares will have a zero basis in the hands of the optionee; if an option other than an ISO is being exercised, the optionee will be required to include in gross income (and SMC will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares.

    Moreover, if stock previously acquired by exercise of an ISO is transferred in connection with the exercise of another option, whether or not an ISO, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing ISOs, then such transfer will be treated as a Premature Disposition. Accordingly, with respect to the shares so transferred, an optionee would recognize ordinary income under the rules governing a Premature Disposition discussed earlier in this section. Nonetheless, if the option so exercised is an ISO, the shares acquired upon exercise can still qualify for ISO treatment, if all of the other ISO requirements are fulfilled.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1996 STOCK OPTION PLAN.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Subject to ratification by the stockholders, the Board of Directors has selected Arthur Andersen LLP ("Arthur Andersen") as independent public accountants for SMC for the fiscal year ending February 28, 1997. Arthur Andersen was the independent public accountant for SMC for its fiscal year ended February 29, 1996. A representative of Arthur Andersen is expected to be present at the Annual Meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

    If the selection of Arthur Andersen is not ratified, or if prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the next Annual Meeting will be subject to stockholder ratification at such meeting.

                               VOTING PROCEDURES

    Every stockholder of SMC is entitled to cast, in person or by proxy, one vote for each share of SMC Common Stock held at the close of business on June 7, 1996, the record date for the Annual Meeting. At that date, SMC had outstanding 13,684,856 shares. The proxy hereby solicited is revocable at any time prior to its exercise and may be revoked in any manner permitted by law.

    The presence in person or by proxy of stockholders entitled to cast a majority of the votes at the meeting constitutes a quorum, and the favorable vote of the holders of a majority of the shares present or represented and entitled to vote is necessary for the approval of each proposal, except for election of directors. If a quorum is present, the three persons receiving the largest number of votes for director will be elected. Votes are in general counted by optical scanning equipment. Abstentions are counted for quorum purposes, but not as "for" or "against"; broker non-votes are not counted for quorum purposes. An abstention on a proposal that requires for its approval the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote, such as approval of the 1996 Stock Option Plan, has the same legal effect as a vote against.

    The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified on the form of proxy, the shares will be voted in accordance with the specification so made.

                                    GENERAL

    The cost of preparing, assembling and mailing the proxy statement and related material will be borne by SMC. In addition to soliciting proxies by mail, SMC may make requests for proxies by telephone, facsimile transmission or messenger or by personal solicitation by officers, directors, or employees of SMC, at nominal cost to SMC, or by any one or more of the foregoing means. Georgeson & Company has been retained by SMC to assist in the solicitation of proxies, for fees anticipated to aggregate approximately $4,500, plus reasonable out-of-pocket expenses. SMC will reimburse brokerage firms and other nominees in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to beneficial owners of SMC stock.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

    Stockholder proposals intended for inclusion in the proxy statement for the next Annual Meeting must be received by SMC by February 19, 1997 and should be sent to the Senior Vice President-- Finance, Standard Microsystems Corporation, 80 Arkay Drive, Hauppauge, New York 11788.

    As of the date of this proxy statement, the Board of Directors of SMC knows of no matter, other than the election of directors, adoption and approval of the 1996 Stock Option Plan, and the ratification of the selection of independent public accountants, to come before the meeting. If any other matter should properly come before the meeting, it is the intention of the persons named on the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

                                          By order of the Board of Directors,

                                          HAROLD I. KAHEN
Dated: June 21, 1996
                                          Secretary

YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. PLEASE SIGN AND MAIL
                                   IT TODAY.

                                                                       EXHIBIT A

                             1996 STOCK OPTION PLAN
                       FOR OFFICERS AND KEY EMPLOYEES OF
                       STANDARD MICROSYSTEMS CORPORATION

1. PURPOSE OF THE PLAN

    The purpose of this Plan is to provide a method whereby present and future officers and key employees of Standard Microsystems Corporation, a Delaware corporation (the "Company"), who are responsible for the management, growth and promotion of the business and who are making and can continue to make substantial contributions to the success of the business, may be encouraged to acquire capital stock ownership in the Company, thus increasing their proprietary interest in the business, providing them with greater incentive, encouraging their continuance in the service of the Company and promoting the interests of the Company and all its stockholders. Accordingly, the Company will, from time to time, on or before April 22, 2006, grant to such employees as may be selected in the manner hereinafter provided, options to purchase shares of Common Stock, $.10 par value, of the Company ("Common Stock") subject to the conditions hereinafter provided.

2. ADMINISTRATION OF THE PLAN

    (a) This Plan will be administered by a Stock Option Committee (the "Committee") consisting of not fewer than two directors of the Company, who shall be appointed and serve at the pleasure of the Board of Directors (the "Board"). All members of the Committee shall be disinterested persons, as hereinafter defined, and shall be "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder. The Committee shall have and may exercise all of the powers of the Board under the Plan, other than the power to appoint a director to committee membership. A majority of the Committee shall constitute a quorum, and acts of the majority of members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by all members of the Committee.

    (b) The Committee shall have plenary authority in its discretion, subject to and consistently with the express provisions of the Plan, to direct the grant of options, to determine the number of shares and purchase price of the Common Stock covered by each option, the employees to whom, and the time or times at which, options shall be granted and may be exercised; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving options may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"); to determine the terms and provisions of, and to cause the Company to enter into, agreements with employees in connection with options granted under the Plan ("Agreements"), which Agreements may vary from one another, as the Committee shall deem appropriate; to amend any such Agreement from time to time, with the consent of the optionee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan.

    (c) Each option granted under this Plan shall be deemed to have been granted when the determination of the Committee with respect to such option is made. Once an option has been granted, all conditions and requirements of this Plan with respect to such option shall be deemed to be conditions upon the exercise of the option but not upon the grant thereof.

    (d) Every action, decision, interpretation or determination by the Committee or the Board with respect to the application or administration of this Plan shall be final and binding upon the Company and each person holding or claiming any right or interest pursuant to any option granted under this Plan.

3. STOCK SUBJECT TO THIS PLAN

    (a) The shares to be issued upon exercise of options granted under this Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock for which options may be granted under this Plan shall not exceed 1,000,000. The maximum number of shares that may be subject to options granted to any one employee within one fiscal year shall be 50,000. Such aggregate numbers shall be subject to adjustment as provided in paragraph 12. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall (unless this Plan shall have been terminated) become available for option to other employees.

    (b) In the discretion of the Board, but subject to the provisions of the Plan and Section 422 of the Code, options may, at the time of grant, be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Sections 421 and 422 of the Code. The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company), may not exceed $100,000.

4. ELIGIBILITY OF OPTIONEES

    (a) Options may be granted only to salaried employees (including officers and directors who are such employees) of the Company. In its determination of any employee to whom an option shall be granted and the number of shares to be covered by such option, the Committee shall take into account the duties of the employee, the present and potential contributions of the employee to the success of the Company, the number of years of service remaining before the anticipated retirement of the employee, and other factors deemed relevant by the Committee in connection with accomplishing the purpose of this Plan.

    (b) An employee who has been granted an option under this Plan or otherwise may, if the Committee shall so determine, be granted one or more additional options.

5. OPTION PRICE

    (a) The purchase price per share of Common Stock under each option shall be established by the Committee, but shall not be less than the fair market value (as hereinafter defined) of a share of Common Stock on the date such option is granted.

    (b) In the case of an individual who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock on the date such ISO is granted.

6. NONTRANSFERABILITY OF OPTION

    No option granted under this Plan shall be transferable by the grantee, either voluntarily or by operation of law, otherwise than by last will and testament or by laws of descent and distribution, and such option shall be exercised during the lifetime of the grantee, only by the grantee, or by his guardian or legal representative.

7. EXERCISE OF OPTION

    (a) Each option granted under this Plan shall by its terms expire not later than ten years from the date on which it was granted.

    (b) Unless the Committee shall fix a different schedule at the time a particular option is granted, each option granted under this Plan shall become exercisable, to the extent of one-quarter of the aggregate number of shares optioned thereby, one year after the date of grant and, cumulatively, to the extent of an additional one-quarter, at the expiration of each year thereafter, so that, four years after the date of grant, each option shall be fully exercisable, subject to the provisions set forth elsewhere in the Plan. Notwithstanding the foregoing, the Committee may declare any outstanding option immediately and fully exercisable (but in no event prior to the first anniversary of the date of grant).

    (c) A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares he has elected to purchase; provided that no option may be exercised as to fewer than 100 shares unless it is then exercised as to all of the shares then purchasable thereunder. Such notice shall be accompanied by payment to the Company of the full purchase price in cash; provided that, unless otherwise determined by the Committee, the purchase price may be paid in whole or in part, by surrender or delivery to the Company of Common Stock of the Company having a fair market value on the date of exercise equal to the portion of the purchase price being so paid. In addition, the employee shall, upon notification of the amount due and prior to or concurrently with delivery to the employee of a certificate representing such shares, pay, in cash, any amount necessary to satisfy federal, state and local tax requirements.

    (d) No person shall have the rights of a stockholder with respect to shares covered by an option until such person becomes the holder of record of such shares.

    (e) Except as provided in paragraph 8 or paragraph 9, no option may be exercised, unless, at the time of exercise, the optionee is an employee of the Company. Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company.

    (f) Notwithstanding any other provision of this Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an option prior to (a) the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed and (b) the completion of such registration or other qualification of such share under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.

8. TERMINATION OF RELATIONSHIP TO THE COMPANY

    (a) In the event that any optionee shall cease to be an employee of the Company, other than by reason of death or permanent and total disability, any option held by such optionee may be exercised (to the extent that the optionee was entitled to exercise such option at the termination of such employment) at any time within three months after such termination, but not later than the expiration date of such option; provided, however, that any option held by an employee whose employment shall be terminated either (A) by the Company for cause (as hereinafter defined) or (B) voluntarily by the employee and without the consent of the Company (which consent shall be presumed in the case of retirement at age 65 or thereafter) shall, to the extent not theretofore exercised, forthwith terminate.

    (b) Notwithstanding the provisions of paragraph 7 specifying the installments in which an option shall be exercisable, upon an optionee's actual retirement at age 65 or thereafter, the option shall be exercisable (within the time periods set forth in paragraph 8(a)) as to all shares of Common Stock remaining subject to the option.

    (c) Any Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

    (d) Nothing in the Plan or in any Agreement shall confer upon any employee any right to continue in the employ of the Company or affect the right of the Company to terminate such employment at any time for any reason, or for no reason.

9. DEATH OR DISABILITY OF OPTIONEE

    Notwithstanding the provisions of paragraph 7 specifying installments in which an option shall be exercisable, if an optionee shall die or become permanently disabled within the meaning of Section 22(e)(3) of the Code, while he is employed by the Company or within three months after the termination of his employment (other than termination by the Company for cause or voluntarily on the part of the optionee and without the consent of the Company), such option may be exercised, as to all shares of Common Stock remaining subject to the option, within the later to occur of (a) three months after the termination of the optionee's employment or (b) thirty days after the appointment of a legal representative or guardian, but in no case more than one year after termination of employment and in no case after the original expiration date of the option.

10. AMENDMENTS TO THE PLAN

    The Board may at any time terminate or from time to time modify, amend or suspend this Plan, including any amendment for the purpose of complying with or securing the benefit of any change in the Exchange Act or the Code or any regulation adopted under either; provided that no such modification without the approval of stockholders shall increase the aggregate number of shares reserved for issuance upon the exercise of options, permit the granting of options at an option price less than 100% of the fair market value of the Common Stock at the date of the grant, extend the period during which options may be exercised or granted, or otherwise materially increase the benefits accruing to optionees under this Plan or materially modify the requirements as to eligibility of optionees under this Plan, except that any increase, reduction or change that may result from any adjustment authorized by paragraph 12 or any modification based on any revision to the Code or any regulation promulgated thereunder (to the extent permitted by the Code or the Internal Revenue Service) shall not require such approval. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an option shall theretofore have been granted, adversely affect the rights of such employee under such option.

11. GRANTING OF OPTIONS

    (a) The grant of any option pursuant to the Plan shall be entirely in the discretion of the Committee, and nothing in the Plan shall be construed to confer on any officer or employee any right to receive any option under the Plan.

    (b) The grant of an option pursuant to the Plan shall not constitute an agreement or an understanding, express or implied, to employ the optionee for any specified period.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    (a) The Board may at any time make such provision as it shall consider appropriate for the adjustment of the number and class of shares covered by each option, the exercise price and the number of shares as to which such option shall be exercisable, in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, split-up, reorganization, liquidation, and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares as to which options may be granted under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive. No adjustment shall be made in the requirements set forth in paragraph 7 with respect to the minimum number of shares that must be purchased upon any exercise.

    (b) In the event (i) of a dissolution, liquidation, merger or consolidation of the Company or (ii) of a sale of all or substantially all of the assets of the Company or the sale of substantially all of the assets or stock of a subsidiary of which the optionee is then an employee, or (iii) a change in control (as hereinafter defined) of the Company has occurred or is about to occur, then, if the Board shall so determine, each option under the Plan, if such event shall occur with respect to the Company, or each option granted to an employee of such subsidiary, shall become immediately and fully exercisable.

13. EFFECTIVE DATE OF THE PLAN

    Options may be granted under the Plan, subject to its authorization and adoption by the stockholders of the Company, at any time or from time to time after its adoption by the Board, but no option shall be exercised under this Plan until this Plan shall have been authorized and adopted at a meeting of stockholders of the Company. If so adopted by stockholders, this Plan shall become effective as of April 23, 1996, the date of its adoption by the Board of Directors.

14. SEVERABILITY

    In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or as if the action in question had not been taken thereunder.

15. EFFECT ON PRIOR OPTION PLANS

    The adoption of the 1996 Plan shall have no effect on outstanding options granted by the Company under any other option plan.

16. CERTAIN DEFINITIONS

    (a) The terms "parent" and "subsidiary" shall have the meanings respectively, of "parent corporation" and "subsidiary corporation" as set forth in Sections 425(e) and (f) of the Code, respectively.

    (b) The term "disinterested person" shall mean a director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates, except that: (A) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") shall not disqualify a director from being a disinterested person, and (B) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 shall not disqualify a director from being a disinterested person.

    (c) The term "fair market value" of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price (or the average of the latest bid and asked prices) of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board or the Committee) for the over-the-counter market or any national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication. In the event that the Board or the Committee shall determine such stock price quotation is not representative of fair market value, the Board or the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances.

    (d) The term "termination of employment for cause" or words to like effect shall mean termination by the Company of the employment of the optionee by reason of the optionee's (i) willful refusal to perform his obligations to the Company, (ii) willful misconduct, contrary to the interests of the Company, or
(iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute whether a termination for cause has occurred, the Board may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

    (e) The term "Company" shall include any parent or subsidiary of the Company.

    (f) The term "change in control" shall mean an event or series of events that would be required to be described as a change in control of the Company in a proxy or information statement distributed by the Company pursuant to Schedule 14A or Schedule 14C promulgated under the Exchange Act. The determination whether and when a change in control has occurred or is about to occur shall be made by vote of a majority of the disinterested persons who shall have constituted the Board immediately prior to the occurrence of the event or series of events constituting such change in control.

                        STANDARD MICROSYSTEMS CORPORATION

               PROXY-Annual Meeting of Stockholders-July 22, 1996



     PAUL RICHMAN, HERMAN FIALKOV and HAROLD I. KAHEN, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting, then that one, all of the shares of Standard Microsystems Corporation that the undersigned would be entitled, if personally present, to vote at the 1996 annual meeting of stockholders, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side hereof and in the notice of annual meeting.

Please date and sign this proxy on the REVERSE SIDE, and mail it in the enclosed envelope, which requires no postage if mailed in the United States.




  _____________________________________________________________________________
                              Fold and Detach Here


This proxy is solicited on behalf of the Board of Directors.  Unless otherwise properly marked,          Please mark your
this proxy will be voted for proposals 1, 2 and 3 as recommended by the Board of Directors.              votes as indicated  /X/
                                                                                                         in this example.

Board of Directors recommends a vote FOR the following items:

ELECTION OF DIRECTORS

    FOR                 WITHHOLD             Nominees: Evelyn Berezin, James R. Berrett, Peter F. Dicks, Kathleen B. Earley
ALL NOMINEES           AUTHORITY
(except as marked   to vote for all
 to the contrary)   nominees listed          (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
     /    /              /    /


                                             _______________________________________________________________________

ELECTION OF ARTHUR ANDERSEN LLP AS           3. ADOPTION OF 1996 STOCK OPTION PLAN.       PLEASE DATE AND
INDEPENDENT PUBLIC ACCOUNTANTS.                                                           SIGN THIS PROXY
                                                                                          AND RETURN IT PROMPTLY.
   FOR       AGAINST     ABSTAIN                       FOR     AGAINST     ABSTAIN

   /  /        /  /       /  /                         /  /      /  /       /  /






Signature _______________________________ Signature __________________________________ Date _______________, 1996

Sign exactly as your name appears hereon. If the named holder is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as attorney, executor, guarantor, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.)

- ------------------------------------------------------------------------------------------------------------------------------------

                                                          FOLD AND DETACH HERE